EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Bruce Kirk, Chief Executive Officer of The Tradeshow Marketing Company, Ltd. (the “Company”), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2007 (the “Report”). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Company Name

September 20, 2007	By:	/s/ Bruce Kirk
Bruce Kirk
Chief Executive Officer